UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2016

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 1-13696

Delaware	31-1401455
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On June 20, 2016, AK Steel Corporation (“AK Steel”), the wholly-owned subsidiary of AK Steel Holding Corporation (“AK Holding”) completed the public offering of $380.0 million aggregate principal amount of its 7.50% Senior Secured Notes due 2023 (the “Secured Notes”). The Secured Notes are governed by an indenture, dated as of June 20, 2016 (the “Secured Notes Indenture”), among AK Steel, as issuer, AK Holding, AK Tube LLC and AK Steel Properties, Inc. (collectively, the “Guarantors”) as guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). A copy of the Secured Notes Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Secured Notes were sold in a public offering pursuant to an amended Registration Statement on Form S-3 (File No. 333- 210785) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission and were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of June 13, 2016, among the Companies and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), and are fully and unconditionally guaranteed by the Guarantors.

The Secured Notes bear interest payable semiannually in cash in arrears on January 15 and July 15 of each year, commencing on January 15, 2017. The Secured Notes Indenture provides that the Secured Notes are redeemable at AK Steel’s option, in whole or in part, at any time on or after July 15, 2019, at a redemption price equal to 100% of the principal amount of the Secured Notes plus a “make-whole” premium. AK Steel may redeem the Secured Notes beginning on July 15, 2019, at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on July 15 of the years indicated below:

Year	Redemption Price
2019	103.750%
2020	101.875%
2021 and thereafter	100.000%

In addition, at any time prior to July 15, 2019, AK Steel may redeem up to 35% of the principal amount of the Secured Notes (including any additional Secured Notes) with the net cash proceeds of one or more sales of AK Holding’s common stock (to the extent the proceeds are contributed to AK Steel as equity) at a redemption price (expressed as a percentage of principal amount) of 107.500%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of Secured Notes originally issued remains outstanding after such redemption.

The Secured Notes Indenture also contains certain covenants which restrict AK Steel and its restricted subsidiaries’ ability to create liens on its and their assets; incur subsidiary debt; engage in sale/leaseback transaction; sell Secured Notes Collateral (as defined below); and engage in a consolidated, merger or sale of assets.

The Secured Notes are secured by liens on AK Steel’s real property, plant and equipment, subject to certain exceptions, thresholds and permitted liens (“Secured Notes Collateral”), pursuant to the security agreement (the “Security Agreement”), dated as of June 20, 2016 among AK Steel, the Guarantors and the Collateral Agent. AK Steel, the Trustee and the Collateral Agent have supplemented the collateral trust agreement dated November 20, 2012 (as supplemented, the “Collateral Trust Agreement”) pursuant to the Collateral Trust Joinder, dated as of June 20, 2016 (the “Collateral Trust Joinder”), among AK Steel, the Trustee, the Collateral Agent and the other parties thereto, pursuant to which the Collateral Agent has agreed to act as collateral agent on behalf of the Trustee and the holders of the Secured Notes. Copies of the Security Agreement and Collateral Trust Joinder are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

AK Steel expects the net proceeds from the issuance and sale of the Secured Notes, after deducting the underwriting discounts and commissions, estimated offering expenses payable by it and premium for the repurchase and/or redemption of the outstanding 8.750% senior secured notes due 2018 (the “Old Notes”), will be approximately $353.1 million.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above pertaining to the Secured Notes and the Secured Notes Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Tender Offer and Redemption of Old Notes

On June 20, 2016, AK Steel announced the results of its previously announced tender offer for the Old Notes (the “Tender Offer”), which expired as of 5:00 p.m., New York City time, on June 17, 2016 (the “Expiration Time”). Holders validly tendered $251.4 million in aggregate principal amount of the Old Notes prior to the Expiration Time at an aggregate purchase price equal to $1,047.50 per $1,000 principal amount of Old Notes tendered plus accrued and unpaid interest, and AK Steel accepted for purchase all Old Notes that were validly tendered prior to the Expiration Time. On June 20, 2016, AK Steel also announced in a notice of redemption that it will redeem any and all of its outstanding Old Notes on July 20, 2016 at a redemption price of 104.375% plus accrued and unpaid interest.

Opinion of Counsel

Weil, Gotshal & Manges LLP, counsel to AK Steel and AK Holding, has issued an opinion to AK Steel and AK Holding, dated June 20, 2016, regarding the legality of the Senior Secured Notes, the related guarantees and certain other related matters. A copy of the opinion is filed as Exhibit 5.1 hereto. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 20, 2016, among AK Steel Corporation, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1	Security Agreement, dated as of June 20, 2016, among the AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent.

10.2	Collateral Trust Agreement Joinder, dated as of June 20, 2016, among AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Date: June 20, 2016

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